Exhibit 10.12

Trademark Licensing Agreement

Trademark Licensor (Party A): Zerolimit Digital Technology Co., Ltd.

Trademark Licensee (Party B): Zhenglian Technology (Shenzhen) Co., Ltd.

In accordance with the "Trademark Law of the People's Republic of China" and the "Regulations for the Implementation of the Trademark Law" and other related regulations, both parties, adhering to the principles of voluntariness and good faith, have concluded this trademark licensing agreement through friendly negotiation in Nanshan District, Shenzhen.

Article 1: Scope of Trademark Authorization

1.    Party A licenses the following registered trademarks to Party B for the production/customization/sales of the distributed network component software products and for the corresponding product promotion and sales.

No.	Rights Holder	Trademark	Registration No.	Exclusive Rights Period	Class

1	Zerolimit Digital Technology Co., Ltd.		41786339	Until July 27, 2030	42
2	Zerolimit Digital Technology Co., Ltd.		41792948	Until August 13, 2030	9
3	Zerolimit Digital Technology Co., Ltd.		50016488	Until May 27, 2031	42
4	Zerolimit Digital Technology Co., Ltd.		50038109	Until May 27, 2031	42
5	Zerolimit Digital Technology Co., Ltd.		50023269	Until June 13, 2031	42
6	Zerolimit Digital Technology Co., Ltd.		57327737	Until January 20, 2032	42
7	Zerolimit Digital Technology Co., Ltd.		57319298	Until April 13, 2032	42
8	Zerolimit Digital Technology Co., Ltd.	ZEROLIMIT DIGITAL	57348832	Until April 13, 2032	42
9	Zerolimit Digital Technology Co., Ltd.		58210371	Until April 13, 2032	42

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2. Authorized Territory: Within the territory of the People's Republic of China.

3.    Authorized Usage Period: From January 1, 2021 to December 31, 2025. Upon the expiration of the agreement, if an extension of the usage period is required, a separate trademark licensing agreement shall be renewed by both parties.

4.    Specific Usage Forms: Party B may use the trademarks on product packaging, promotional materials, and product descriptions.

Article 2: Rights and Obligations of Both Parties

1.	Party B may use Party A's trademarks within the authorized scope.

2.	Party B must ensure that the products produced under the authorized trademarks comply with national health, quality, measurement, environmental protection, packaging, industry standards, and statutory explanatory text requirements.

3.	Party B shall not arbitrarily change the text, graphics, or combination of Party A’s registered trademarks, nor use Party A’s registered trademarks beyond the permitted product range.

4.	Both parties shall negotiate whether to continue the trademark authorization two months before the expiration of the trademark licensing agreement. If the agreement is renewed, a new "Trademark Licensing Agreement" shall be signed. If the agreement is not renewed, it will automatically terminate.

5.	After the termination of the agreement, Party B shall not use Party A’s authorized trademarks and logos on its products. Otherwise, Party A has the right to pursue legal action for infringement.

Article 3: Conditions for Agreement Termination

1.	The licensing period of the trademark licensing agreement expires without renewal.

2.	If Party B violates relevant laws and regulations, produces shoddy products, or deceives consumers using Party A’s registered trademarks, thereby seriously damaging Party A’s reputation, Party A has the right to unilaterally terminate the agreement and pursue full compensation for all losses suffered, including but not limited to direct losses, indirect losses, and expenses such as attorney fees, arbitration fees, guarantee fees, and preservation fees.

3.	Other breach situations

Article 4: Liability for Breach of Contract

Party B is limited to using the authorized trademarks on products produced by its enterprise and shall not sublicense Party A’s authorized trademarks to any third party for any reason or form, nor use them as an investment to establish a new legal entity for production, sales, and profit with a third party. If Party B violates this agreement, it shall pay Party A a penalty of 100,000 RMB.

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Article 5: Dispute Resolution

1.	This agreement is governed by and interpreted in accordance with the laws of the People's Republic of China.

2.	Any disputes related to this agreement shall first be resolved through friendly negotiation between both parties. If negotiations fail, either party shall submit the dispute or controversy to the Shenzhen International Arbitration Court for arbitration.

Article 6: Miscellaneous

1.	Any other written agreements signed by both parties under this agreement shall be considered part of this agreement and have the same legal effect.

2.	This agreement is made in duplicate, with each party holding one copy, both of which have the same legal effect.

(No text below)

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Licensor (Party A): Zerolimit Digital Technology Co., Ltd.

Legal Representative: ________________________

Date: _________________________

Licensee (Party B): Zhenglian Technology (Shenzhen) Co., Ltd.

Legal Representative: _____________________

Date: _______________________

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